Exhibit 32.01

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICERS AND PRINCIPAL ACCOUNTING
OFFICER PURSUANT TO 18 U.S.C. 1350

     Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, in his capacity as an officer of Portola Packaging, Inc. (the “Company”), that, to his knowledge, the Annual Report of the Company on Form 10-K/A for the fiscal year ended August 31, 2004, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Jack L. Watts

Date: December 13, 2004	Jack L. Watts
Chairman of the Board and Chief
Executive Officer

/s/ Michael T. Morefield

Date: December 13, 2004	Michael T. Morefield
Senior Vice President and
Chief Financial Officer